UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

----------------------------------------------

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
----------------------------------------------

Date of Report (Date of earliest event reported): January 26, 2007

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22853
(Commission file number)

76-0526032
(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 963-9522
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This amended current report on Form 8-K is filed to correct the date of the events described herein.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

On January 26, 2007, the Board of Directors of GulfMark Offshore approved employment agreements effective as of December 31, 2006, between GM Offshore, Inc., a wholly-owned subsidiary of GulfMark Offshore, Inc., and each of Bruce A. Streeter, Edward A. Guthrie, and John E. Leech. These new agreements replaced existing agreements which each of Mr. Streeter, Mr. Guthrie and Mr. Leech.

The terms of Mr. Streeter’s employment agreement provide that he shall receive an annual base salary of $400,000 and is for a one year term as President.

The terms of Mr. Guthrie’s employment agreement provide that he shall receive an annual base salary of $275,000 and is for a one year term as Executive Vice President-Finance and Chief Financial Officer

The terms of Mr. Leech’s employment agreement provide that he shall receive an annual base salary of $275,000 and is for a one year term as Executive Vice President-Operations.

Each of the employment agreements has standard change of control provisions and is automatically renewed for a one year term, unless notice is given by either party. If the employment of Mr. Streeter is terminated during a change of control period, he will be entitled to receive a payment equal to two-and-a-half times his annual base salary as then in effect plus the prior year’s annual bonus, and all stock options and restricted stock not then vested or exercisable, as the case may be, shall immediately vest and become fully exercisable. If the employment of Mr. Guthrie or Mr. Leech is terminated during a change of control period, he will be entitled to receive a payment equal to two times his annual base salary as then in effect plus the prior year’s annual bonus, and all stock options and restricted stock not then vested or exercisable, as the case may be, shall immediately vest and become fully exercisable.

On January 23, 2007, the Compensation Committee of GulfMark’s Board of Directors considered GulfMark’s fiscal year 2006 performance and the incentive criteria established for fiscal year 2006 by the Board of Directors as well as GulfMark’s long term incentive philosophy. Based on that review, the Compensation Committee made recommendations to GulfMark’s Board of Directors regarding the award of bonuses and long term incentives in the form of restricted stock to each of Mr. Streeter, Mr. Guthrie and Mr. Leech. On January 26, 2007, the Board of Directors approved the recommended bonuses and restricted stock awards as follows:

	Bonus	Restricted Stock Award of Company Common Stock
Bruce A. Streeter	$612,000	36,542 shares
Edward A. Guthrie	$371,000	20,877 shares
John E. Leech	$371,000	20,642 shares

Additionally, on January 23, 2007, the Compensation Committee of GulfMark’s Board of Directors considered and recommended an increase in the annual base salaries of Mr. Streeter, Mr. Guthrie, and Mr. Leech to $500,000, $285,000 and $285,000, respectively. The increase was also approved on January 26, 2007 by the Board of Directors.

Item 9.01 - Financial Statements and Exhibits
(d)	Exhibits

The following exhibits are filed with this report.

Exhibit No.	Descriptions
10.1	Employment Agreement of Bruce A. Streeter executed January 26, 2007, but effective as of December 31, 2006 (incorporated by reference to our current report on Form 8-K filed January 29, 2007).
10.2	Employment Agreement of Edward A. Guthrie executed January 26, 2007, but effective as of December 31, 2006 (incorporated by reference to our current report on Form 8-K filed January 29, 2007).
10.3	Employment Agreement of John E. Leech executed January 26, 2007, but effective as of December 31, 2006 (incorporated by reference to our current report on Form 8-K filed January 29, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFMARK OFFSHORE, INC.

By: /s/ Edward A. Guthrie
Name: Edward A. Guthrie
Title: Executive Vice President - Finance

Date: January 30, 2007